UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

AEROFLEX HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34974	01-0899019
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

35 South Service Road, P.O. Box 6022
Plainview, New York	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 694-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 16, 2011, the stockholders of Aeroflex Holding Corp. (the “Company”) approved the Aeroflex Holding Corp. 2011 Omnibus Incentive Plan (“Incentive Plan”) at the Annual Meeting of Stockholders.  Any employee or director and certain consultants to the Company and its subsidiaries are eligible to participate in the Incentive Plan.  The Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors or a subcommittee thereof formed by the Compensation Committee (the “Committee”).  The Incentive Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards, performance cash awards and other share-based awards.  The Incentive Plan also permits the grant of awards that qualify for “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code.  The Committee has the authority to determine the type of award, as well as the amount, terms and conditions of each award, under the Incentive Plan, subject to the limitations and other provisions of the Incentive Plan.  An aggregate of 4,462,632 shares of the Company’s common stock are authorized for issuance under the Incentive Plan, subject to adjustment as provided in the Incentive Plan for stock splits, dividends, distributions, recapitalizations and other similar transactions or events.  If any shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such Award, such shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Incentive Plan.  The forgoing summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 16, 2011, the Company held its 2011 Annual Meeting of Stockholders.  Of the 84,789,180 shares of common stock outstanding and entitled to vote, 83,104,757 shares, or 98.01%, were represented at the meeting in person or by proxy, and therefore a quorum was present.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal No. 1: All of the Board of Director’s nominees for director were elected to serve until the Company’s 2012 Annual Meeting of Stockholders, by the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes

Robert B. McKeon	75,993,948	6,812,274	298,535
Leonard Borow	75,114,840	7,691,382	298,535
John Buyko	76,472,340	6,333,882	298,535
Prescott H. Ashe	76,088,160	6,718,062	298,535
Joe Benavides	76,468,540	6,337,682	298,535
Hugh Evans	75,990,448	6,815,774	298,535
Bradley J. Gross	76,468,240	6,337,982	298,535
John D. Knoll	76,468,240	6,337,982	298,535
Ramzi M. Musallam	76,468,520	6,337,702	298,535
Richard N. Nottenburg	82,382,671	423,551	298,535
Charles S. Ream	82,398,971	407,251	298,535
Mark H. Ronald	82,394,871	411,351	298,535
General Peter J. Schoomaker (USA Ret.)	82,398,971	407,251	298,535

Proposal No. 2: The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement, by the votes set forth below:

For	Against	Abstain	Broker Non-votes

82,784,172	13,350	8,700	298,535

Proposal No. 3: The stockholders expressed their preference for the holding of an advisory vote on executive compensation on an annual basis, by the votes set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-votes
81,501,145	10,358	1,294,619	100	298,535

In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on executive compensation.

Proposal No. 4: The stockholders approved the Aeroflex Holding Corp. 2011 Omnibus Incentive Plan, by the votes set forth below:

For	Against	Abstain	Broker Non-votes
80,875,340	1,906,782	24,100	298,535

Proposal No. 5: The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, by the votes set forth below:

For	Against	Abstain
82,944,392	152,767	7,598

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Aeroflex Holding Corp. 2011 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-178022), as filed with the SEC on November 16, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX HOLDING CORP.

By:	/s/ John Adamovich, Jr.
John Adamovich, Jr.
Senior Vice President and
Chief Financial Officer

Date:  November 21, 2011